Loan No.: 1910069-0008


                               SECURITY AGREEMENT


THIS SECURITY AGREEMENT ("Agreement") is made as of the 27th day of March, 1998, by and between Praegitzer Industries, Inc., an Oregon corporation ("Debtor"), whose business address is 1270 Monmouth Cutoff, Dallas, Oregon 97338, and Heller Financial, Inc., a Delaware corporation ("Secured Party"), whose address is Commercial Equipment Finance Division, 500 West Monroe Street, Chicago, Illinois 60661.

                                   WITNESSETH:

1. Secure Payment. To secure payment of indebtedness in the principal sum of up to Fifteen Million Two Hundred Thousand and 00/ 100 Dollars ($15,200,000.00), as evidenced by a note in such principal amount executed and delivered by Debtor to Secured Party, dated the date hereof (the "Note") and any obligations now or hereafter arising under the Loan Documents (as defined below) (all the foregoing hereinafter called the "Indebtedness"), Debtor hereby grants and conveys to Secured Party a first priority continuing lien and security interest in the property described on the Schedule(s) attached hereto (the "Schedules"), all products and proceeds (including insurance proceeds) thereof, if any, and all substitutions, replacements, attachments, additions, and accessions thereto, all or any of the foregoing hereinafter called the "Collateral." The Schedules may be supplemented from time to time to evidence the Collateral subject to this Agreement.

2. Warranties, Representations and Covenants. Debtor warrants, represents, covenants and agrees as follows:

     (a) Perform Obligations. Debtor shall pay as and when due all of the Indebtedness secured by this Agreement and perform all of the obligations contained in this Agreement according to its terms. Debtor shall use the loan proceeds for business uses and not for personal, family, household, or agricultural uses.

     (b) Perfection. This Agreement creates a valid and first priority continuing lien and security interest in the Collateral, securing the payment and performance of the Indebtedness and, assuming UCC-1 financing statements describing the Collateral in substantially the same manner as described on the attached Schedule A is duly filed with the Secretary of State of the State of Alabama and with the Judge of Probate of the County of Madison, Alabama, all actions necessary to perfect such security interest have been duly taken.

     (c) Collateral Free and Clear. Except as may be set forth on the Schedules, Debtor shall keep the Collateral free and clear of all liens, claims, charges, encumbrances and other security interests of any kind (other than the security interest granted hereby and any lien securing payment of ad valorem property taxes, fees or assessments that are not
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delinquent). Debtor shall defend the title to the Collateral against all persons and against all claims and demands whatsoever. At the request of Secured Party, Debtor shall furnish further assurance of title, execute any written agreement and do any other acts necessary to effectuate the purposes and provisions of this Agreement, including in order to perfect, continue, or terminate the security interest of Secured Party in the Collateral, and pay all costs in connection therewith.

     (d) Possession and Operating Order of the Collateral. Subject to Secured Party's rights and remedies upon the occurrence of an Event of Default (defined below), Debtor shall retain possession of the Collateral at all times and shall not sell, exchange, assign, loan, deliver, lease, mortgage, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party, provided, however, that (i) in each succeeding yearly period following the date of this Agreement (each such yearly period shall begin on the date of this Agreement or an anniversary date thereof, as the case may be, and end on the day immediately preceding the next anniversary date of this Agreement), Debtor shall be permitted to sell or otherwise transfer for consideration to an unaffiliated entity items of Collateral with a fair market value, in the aggregate, of a maximum amount of Fifty Thousand and 00/100 Dollars ($50,000.00), and (ii) Debtor may encumber items of Collateral acquired by Debtor after the date hereof ("After Acquired Collateral") if (1) such After Acquired Collateral is not a replacement or substitution of any item(s) of Collateral existing on the date hereof (where "replacement" and "substitution" means situations in which the After Acquired Collateral serves the same function or service as Collateral existing on the date hereof (regardless of whether it also serves other functions) and such Collateral existing on the date hereof is no longer in service by Debtor at its operations in Madison, Alabama), or an attachment, addition or accession to any item(s) of Collateral existing on the date hereof that can not reasonably be removed without materially and adversely affecting the value or utility of the items of Collateral existing on the date hereof, and (2) such encumbrance is a purchase money security interest (as defined in the Uniform Commercial Code) with respect to such After Acquired Collateral, that is duly perfected on, before or within ninety (90) days after the date Debtor first receives possession of such After Acquired Collateral, and, upon request therefor from Debtor, Secured Party will subordinate its security interest arising hereunder in such After Acquired Collateral pursuant to a subordination agreement in form and substance satisfactory to Secured Party. Debtor shall at all times keep the Collateral at the location[s] specified on the Schedules (except for removals thereof in the usual course of business for temporary periods). At Debtor's sole cost and expense, Debtor shall also keep the Collateral in good repair and condition and shall not misuse, abuse, waste or otherwise allow it to deteriorate, except for normal wear and tear. Secured Party may verify any Collateral in any reasonable manner which Secured Party may consider appropriate, and Debtor shall furnish all reasonable assistance and information and perform any acts which Secured Party may reasonably request in connection therewith.

     (e) Insurance. Debtor shall insure the Collateral against loss by fire (including extended coverage), theft and other hazards (not including flood or earth movement), for

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its full insurable value including replacement costs, with a deductible not to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) per occurrence and without co-insurance. In addition, Debtor shall obtain liability insurance covering liability for bodily injury, including death and property damage, in an amount of at least Five Million and 00/100 Dollars ($5,000,000.00) per occurrence or such greater amount as may comply with general industry standards, or in such other amounts as Secured Party may otherwise require. All policies of insurance required hereunder shall be in such form, amounts, and with such companies as Secured Party may approve; shall provide for at least thirty (30) days prior written notice to Secured Party prior to any modification or cancellation thereof; shall name Secured Party as loss payee or additional insured, as applicable, and shall be payable to Debtor and Secured Party as their interests may appear; shall waive any claim for premium against Secured Party; and, with respect to the policies insuring against loss by fire, theft and other hazards, shall provide that no act or neglect of Debtor shall invalidate the coverage afforded thereunder to Secured Party, and with respect to liability insurance policies, shall provide coverage unless Debtor intentionally fails to disclose all hazards existing as of the inception of the policy. Certificates of insurance or policies evidencing the insurance required hereunder along with satisfactory proof of the payment of the premiums therefor shall be delivered to Secured Party who is authorized, but under no duty, to obtain such insurance upon failure of Debtor to do so. Debtor shall give immediate written notice to Secured Party and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, coupled with an interest, for the purpose of obtaining, adjusting and canceling any such insurance and endorsing settlement drafts. Debtor hereby assigns to Secured Party, as additional security for the Indebtedness, all sums which may become payable under such insurance.

     (f) If Collateral Attaches to Real Estate. If the Collateral or any part thereof has been attached to or is to be attached to real estate, an accurate description of the real estate and the name and address of the record owner is set forth on the Schedules. Debtor shall, on demand of Secured Party, furnish Secured Party with a disclaimer or waiver of any interest in any such Collateral satisfactory to Secured Party and signed by all persons other than Debtor having an interest in the real estate.

     (g) Financial Statements. Debtor shall furnish to Secured Party, as soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter of Debtor and each guarantor of all or any part of the Indebtedness (each, a "Guarantor"), respectively, Debtor's and each Guarantor's unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for the respective person's fiscal year to date, prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"). Debtor shall also furnish to Secured Party, as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year of Debtor and each Guarantor, respectively, Debtor's and each Guarantor's annual audited

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financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by its independent accountants in accordance with GAAP. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified."

     (h) Authorization. Debtor is now, and will at all times remain, duly licensed, qualified to do business and in good standing in every jurisdiction where failure to be so licensed or qualified and in good standing would have a material adverse effect on its business, properties or assets. Debtor has the power to authorize, execute and deliver this Agreement, the Note and any other documents and instruments relating thereto (the Agreement, Note and other documents and instruments, all as amended from time to time, are hereafter collectively referred to as the "Loan Documents"), to incur and perform obligations hereunder and thereunder, and to grant the security interests created hereby. As of the time of delivery thereof to Secured Party, the Loan Documents will have been duly authorized, executed, and delivered by or on behalf of Debtor, and will constitute the legal, valid, and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms. Debtor shall preserve and maintain its existence and shall not wind up its affairs or otherwise dissolve. Debtor shall not, without thirty (30) days prior written notice to Secured Party, (1) change its name or so change its structure such that any financing statement or other record notice becomes misleading or
(2) change its principal place of business or chief executive or accounting offices from the address stated herein.

     (i) Litigation. There are no actions, suits, proceedings, or investigations ("Litigation") pending or, to the knowledge of Debtor, threatened against Debtor or otherwise affecting the Collateral other than as disclosed in Schedule 2(i) attached hereto. Debtor shall promptly notify Secured Party in writing of Litigation against it if: (1) the outcome of such Litigation may materially or adversely affect the finances or operations of Debtor (for purposes of this provision, Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be deemed material) or (2) such Litigation questions the validity of any Loan Document or any action taken or to be taken pursuant thereto. Debtor shall furnish to Secured Party such information regarding any such Litigation as Secured Party shall reasonably request.

     (j) No Conflicts. Debtor is not in violation of any material term or provision of its by-laws, or of any material agreement or instrument, or of any judgment, decree, order, or any statute, rule, or governmental regulation applicable to it. The execution, delivery, and performance of the Loan Documents do not and will not violate, constitute a default under, or otherwise conflict with any such term or provision or result in the creation of any security interest, lien, charge, or encumbrance upon any of the properties or assets of Debtor, except for the security interest herein created.

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     (k) Compliance with Laws. Debtor shall use and maintain the Collateral in a lawful manner in accordance with all applicable laws, regulations, ordinances, and codes and shall otherwise comply in all material respects with all applicable laws, rules, and regulations and duly observe all valid requirements of all governmental authorities, and all statutes, rules and regulations relating to its business, including (i) the Internal Revenue Code of 1986, as amended from time to time, (ii) all federal, state, and local laws, rules, regulations, orders, and decrees relating to health, safety, hazardous substances, and environmental matters, including the Resource Recovery and Reclamation Act of 1976, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act of 1977, and the Clean Air Act, all as amended from time to time (collectively, "Environmental Laws"), (iii) the Employees Retirement Income Security Act of 1974, as amended from time to time, and (iv) the Fair Labor Standards Act, as amended from time to time.

     (l) Taxes. Debtor has timely filed all tax returns (federal, state, local, and foreign) required to be filed by it and has paid or established reserves for all taxes, assessments, fees, and other governmental charges in respect of its properties, assets, income and franchises. Debtor shall promptly pay and discharge all taxes, assessments, license fees (related to the Collateral) and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payments of such taxes, assessments, and other governmental charges and make all required withholding and other tax deposits, and, upon request, provide Secured Party with receipts or other proof that any or all of such taxes, assessments, license fees or governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being diligently contested in good faith and by appropriate proceedings diligently conducted and Debtor has established cash reserves therefor in accordance with GAAP. Should any stamp, excise, or other tax, including mortgage, conveyance, deed, intangible, or recording taxes become payable in connection with or respect of any of the Loan Documents, Debtor shall pay the same (including interest and penalties, if any) and shall hold Secured Party harmless with respect thereto.

     (m) Environmental Laws. Except as disclosed by Debtor (or Debtor's representative or agent) in writing to Secured Party's counsel (including internal counsel) on or prior to the date hereof, Debtor has (1) not received any summons, complaint, order, or other notice that it is not in compliance with, or that any public authority is investigating its compliance with, any Environmental Laws and (2) no knowledge of any material violation of any Environmental Laws on or about its assets or property. Debtor shall provide Secured Party, promptly following receipt, copies of any correspondence, notice, complaint, order, or other document that it receives asserting or alleging a circumstance or condition which requires or may require a cleanup, removal, remedial action or other response by or on the part of Debtor under any Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from Debtor for an alleged violation of any Environmental Laws.

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     (n) Regulations. No proceeds of the loans or any other financial accommodation hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, as that term is defined in Regulations G, T, U, X of the Board of Governors of the Federal Reserve System.

     (o) Books and Records. Debtor shall maintain, at all times, true and complete books and records in accordance with GAAP and consistent with those applied in the preparation of Debtor's financial statements. At all reasonable times, upon reasonable notice, and during normal business hours, Debtor shall permit Secured Party or its agents to audit, examine and make extracts from or copies of any of its books, ledgers, reports, correspondence, and other records relating to the Collateral.

     (p) Setoff. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party is hereby authorized at any time and from time to time to the fullest extent permitted by law, to set off and apply against any and all of the Indebtedness, any and all monies then or thereafter owed to Debtor by Secured Party in any capacity, whether or not the obligation to pay such monies owed by Secured Party is then due. Secured Party shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

     (q) Standard of Care; Notice of Claims. Debtor acknowledges and agrees that Secured Party shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than as a sole and direct result of Secured Party's gross negligence or willful misconduct. Debtor shall give Secured Party written notice of any action or inaction by Secured Party or any agent or attorney of Secured Party that may give rise to a claim against Secured Party or any agent or attorney of Secured Party or that may be a defense to payment or performance of and of the Indebtedness for any reason, including commission of a tort (subject, in any event, to the first sentence of this paragraph) or violation of any contractual duty or duty implied by law. Debtor agrees that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary, any Senior or Executive Vice President or internal counsel of Debtor, or any Vice President of Business and/or Technical Operations of Debtor's Madison, Alabama operations, has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action or inaction, Debtor shall not assert, and Debtor shall be deemed to have waived, any claim or defense arising therefrom.

     (r) Indemnity. Debtor shall indemnify, defend and hold Secured Party, its parent, affiliates, officers, directors, agents, employees, and attorneys harmless from and against any loss, expense (including reasonable attorneys' fees and costs), damage or liability arising directly or indirectly out of (i) any breach of any representation, warranty or

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covenant contained in any Loan Document, (ii) any claim or cause of action that would deny Secured Party the full benefit or protection of any provision in any Loan Document, or (iii) the ownership, possession, lease, operation, use, condition, sale, return, or other disposition of the Collateral, except to the extent the loss, expense, damage or liability arises solely and directly from Secured Party's gross negligence or willful misconduct. If after receipt of any payment of all or any part of the Indebtedness, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, the Loan Documents shall continue in full force and effect and Debtor shall be liable to Secured Party for the amount of such payment surrendered. The provisions of the preceding sentence shall be and remain effective notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. Additionally, Debtor shall be liable for all charges, costs, expenses and attorneys' fees incurred by Secured Party (including a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent): (i) in perfecting, defending or protecting its security interest in the Collateral, or any part thereof; (ii) in the negotiation, execution, delivery, administration, amendment or enforcement of the Loan Documents or the collection of any amounts due under the Note or other Loan Document; (iii) in any lawsuit or other legal proceeding in any way connected with any of the Loan Documents, including any contract or tort or other actions, any arbitration or other alternative dispute resolution proceeding, all appeals and judgment enforcement actions and any bankruptcy proceeding (including any relief from stay and/or adequate protection motions, cash collateral disputes, assumption/rejection motions and disputes or objections to any proposed disclosure statement or reorganization plan). Debtor acknowledges and agrees that the preceding sentence shall survive and not be merged with any judgment in connection with any exercise of any right or remedy by Secured Party provided under this Agreement. The provisions of this paragraph shall survive the termination of this Agreement and the other Loan Documents.

     (s) Complete Information. No representation or warranty made by Debtor in any Loan Document and no other document or statement furnished to Secured Party by or on behalf of Debtor contains any material misstatement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Except as expressly set forth in the Schedules, there is no fact known to Debtor that will or could have a materially adverse affect on the business, operation, condition (financial or otherwise), performance, properties or prospects of Debtor or Debtor's ability to timely pay all of the Indebtedness and perform all of its other obligations contained in or secured by this Agreement. Each representation and warranty made by Debtor in this Agreement shall be deemed to have been made as of the date of this Agreement and as of the date of each advance of funds under a Note.

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     (t) Collateral Documentation. Debtor shall deliver to Secured Party prior to any advance or loan, satisfactory documentation regarding the Collateral to be financed, including such invoices, canceled checks evidencing payments, or other documentation as may be reasonably requested by Secured Party. Additionally, Debtor shall satisfy Secured Party that Debtor's business and financial information is as has been represented and there has been no material change in Debtor's business, financial condition, or operations.

3.   Prepayment.

     (a) Voluntary. Provided no Event of Default has occurred and is continuing, Debtor may prepay in whole, but not in part (except as set forth below), on any regularly scheduled payment date under the Note, the then entire unpaid principal balance of the Note, together with all accrued and unpaid interest thereon to the date of such prepayment, provided that along with and in addition to such prepayment, Debtor shall pay (i) any and all other sums then due under any of the Loan Documents, and (ii) a prepayment fee as liquidated damages and not as a penalty, in a sum equal to one percent (1%) of the principal balance being prepaid for any prepayment made on or after January 1, 1999. The prepayment fee described in clause (ii) above shall also be due upon the acceleration of the maturity date of the Note following the occurrence of any Event of Default (whether occurring before, on or after January 1, 1999). Any prepayment of the Note made by Debtor on or before December 31, 1998, however, shall not be subject to the prepayment fee described in clause (ii) above.

     (b) Mandatory. If, subsequent to the date hereof, Debtor issues any debt or equity securities (including, by way of example, and not in limitation, a private or public placement of subordinated debt), other than any equity securities issued pursuant to any employee stock option plan or other, similar employee compensation or benefit plan, then, Secured Party shall have the right, at its option, exercisable at the time of such securities issuance by Debtor or within up to ninety (90) days thereafter, by giving Debtor written notice to such effect, to require that Debtor make a mandatory prepayment of the Note in up to that amount equal to the lesser of: (i) the net proceeds realized by Debtor from such securities issuance or (ii) the then unpaid principal balance of the Note (or such lesser amount as Secured Party may require or agree to accept), with such payment to be on the next regularly scheduled payment date under the Note (but not earlier than ten (10) days after Debtor's receipt of such notice from Secured Party).

     (c) Additional Fee. If, by December 31, 1998, the Note has not been prepaid in full either pursuant to subsection (a) or subsection (b) above, then, on such date, Secured Party shall have earned, and there shall be due and payable to Secured Party on such date, a non-refundable fee equal in amount to two percent (2%) of the original principal amount of the Note; that is to say, Three Hundred Four Thousand Dollars ($304,000).

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4. Events of Default. If any one of the following events (each of which is herein called an "Event of Default") shall occur: (a) Debtor fails to pay any part of the Indebtedness within ten (10) calendar days of its due date, or (b) any warranty or representation of Debtor in any Loan Document is materially untrue, misleading or inaccurate, or (c) Debtor breaches or defaults in the performance of any of its obligations under Paragraphs (c) through (e) of
Section 2, above, or (d) Debtor or any Guarantor breaches or defaults in the performance of any other agreement or covenant under any Loan Document and fails to cure such breach or default within thirty (30) days after written notice of the breach or default from Secured Party, or (e) Debtor or any Guarantor breaches or defaults in the payment or performance of any debt or other obligation owed by it to Secured Party or any affiliate of Secured Party and fails to cure such breach or default within the applicable cure period, if any, or (f) Debtor breaches or defaults in the payment or performance of any debt or other obligation, whether now or hereafter existing, with an outstanding principal balance in excess of One Million and 00/100 Dollars ($1,000,000.00), and the same is subsequently accelerated, or (g) there shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Debtor or any Guarantor other than any such change as the result of the death of Robert L. Praegitzer or Sally E. Praegitzer, or as the result of a transfer for estate planning purpose of any shares of Debtor owned by Robert L. Praegitzer or Sally E. Praegitzer to a trust for the benefit of his or her heirs, as to which Robert L. Praegitzer or Sally
E. Praegitzer, or both, are the sole trustee(s) (a "change of control"), or there is any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of the assets of Debtor or any Guarantor pursuant to which there is a change of control or cessation of Debtor or the Guarantor or the business of either, or (h) Debtor or any Guarantor shall file a voluntary petition in bankruptcy, shall apply for or permit the appointment by consent or acquiescence of a receiver, conservator, administrator, custodian or trustee for itself or all or a substantial part of its property, shall make an assignment for the benefit of creditors or shall be unable, fail or admit in writing its inability to pay its debts generally as such debts become due, or (i) there shall have been filed against Debtor or any Guarantor an involuntary petition in bankruptcy or Debtor or any Guarantor shall suffer or permit the involuntary appointment of a receiver, conservator, administrator, custodian or trustee for all or a substantial part of its property or the issuance of a warrant of attachment, diligence, execution or similar process against all or any substantial part of its property; unless, in each case, such petition, appointment or process is fully bonded against, vacated or dismissed within forty-five (45) days from its effective date, but not later than ten (10) days prior to any proposed disposition of any assets pursuant to any such proceeding, or (j) if there is a material adverse change in the business or financial condition or prospects of Debtor, then, and in any such event, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided.

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Each of the following events shall also constitute an Event of Default hereunder and upon the occurrence of any one or more of them, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided:

     (aa) If at the end of the first fiscal year of Debtor ending after the date of this Agreement, and each fiscal year ending thereafter (each a "Fiscal Year"), Debtor's operating income before interest expense, income taxes, depreciation, amortization and extraordinary gains and/or losses, all as determined in accordance with GAAP ("EBITDA"), for each such Fiscal Year, is less than one and one-half (1.5) times as much as the sum of all of Debtor's interest expense incurred during the Fiscal Year plus the current portion of long term debt and capitalized leases reported as of the end of the Fiscal Year, all as determined in accordance with GAAP; or

     (bb) If Debtor at any time has a net worth as determined in accordance with GAAP of less than thirty million and 00/100 Dollars ($30,000,000) increasing annually by an amount equal to 50% of the reported net after-tax earnings beginning with the Fiscal Year ending June 30, 1997 and each subsequent year thereafter; or

     (cc) If at the end of any Fiscal Year End of Debtor, the sum of Debtor's notes payable, capitalized lease obligations and all other borrowed funds (whether reflected as a current liability or a long-term liability) as determined by GAAP is greater than three (3.0) times Debtor's EBITDA for the Fiscal Year then ended.

5. Remedies. If an Event of Default shall occur, in addition to all rights and remedies of a secured party under the Uniform Commercial Code, Secured Party may, at its option, at any time (a) declare the entire unpaid Indebtedness to be immediately due and payable; (b) without demand or legal process, enter into the premises where the Collateral may be found and take possession of and remove the Collateral, all without charge to or liability on the part of Secured Party; or
(c) require Debtor to discontinue its use of the Collateral, and, to the extent it is not permanently affixed to or otherwise a part of real property, assemble, crate, pack, ship, and deliver the Collateral to Secured Party in such manner and at such place as Secured Party may require, all at Debtor's sole cost and expense. DEBTOR HEREBY EXPRESSLY WAIVES ITS RIGHTS, IF ANY, TO (1) PRIOR NOTICE OF REPOSSESSION AND (2) A JUDICIAL OR ADMINISTRATIVE HEARING PRIOR TO SUCH REPOSSESSION. Secured Party may, at its option, ship, store and repair the Collateral so removed and sell any or all of it at a public or private sale or sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, it being understood and agreed that Secured Party may be a buyer at any such sale and Debtor may not, either directly or indirectly, be a buyer at any such sale. The requirements, if any, for reasonable notice will be met if such notice is delivered to Debtor in accordance with Section 10 of this Agreement at least ten (10) days before the time of sale or

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disposition. In accordance with Section 2(r), Debtor shall also be liable for and shall upon demand pay to Secured Party all expenses incurred by Secured Party in connection with the undertaking or enforcement by Secured Party of any of its rights or remedies hereunder or at law, all of which costs and expenses shall be additional Indebtedness hereby secured. After any such sale or disposition, Debtor shall be liable for any deficiency of the Indebtedness remaining unpaid, with interest thereon at the rate set forth in the related Note.

6. Cumulative Remedies. All remedies of Secured Party hereunder are cumulative, are in addition to any other remedies provided for by law or in equity and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Secured Party to exercise, and no delay in exercising any right or remedy, shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Agreement or any other Loan Document or the Indebtedness, nor shall any single or partial exercise by Secured Party of any right or remedy preclude any other or further exercise of the same or any other right or remedy.

7. Assignment. Secured Party may transfer or assign all or any part of the Indebtedness and the Loan Documents without releasing Debtor or the Collateral, and upon such transfer or assignment the assignee or holder shall be entitled to all the rights, powers, privileges and remedies of Secured Party to the extent assigned or transferred. The obligations of Debtor shall not be subject, as against any such assignee or transferee, to any defense, set-off, or counter-claim available to Debtor against Secured Party and any such defense, set-off, or counter-claim may be asserted only against Secured Party.

8. Time is of the Essence. Time and manner of performance by Debtor of its duties and obligations under the Loan Documents is of the essence. If Debtor shall fail to comply with any provision of any of the Loan Documents, Secured Party shall have the right, but shall not be obligated, to take action to address such non-compliance, in whole or in part, and all moneys spent and expenses and obligations incurred or assumed by Secured Party shall be paid by Debtor upon demand and shall be added to the Indebtedness. Any such action by Secured Party shall not constitute a waiver of Debtor's default.

9. Enforcement. This Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of Illinois, without regard to principles of conflicts of law. At Secured Party's election and without limiting Secured Party's right to commence an action in any other jurisdiction, Debtor hereby submits to the exclusive jurisdiction and venue of any court (federal, state or local) having situs within the State of Illinois, expressly waives personal service of process and consents to service by certified mail, postage prepaid, directed to the Chief Financial Officer of Debtor at the last known address of Debtor, which service shall be deemed completed within ten (10) days after the date of mailing thereof.

10. Further Assurance; Notice. Debtor shall, at its expense, do, execute and deliver such further acts and documents as Secured Party may from time to time reasonably require to assure and confirm the rights created or intended to be created hereunder, to carry out the intention or facilitate the performance of the terms of the Loan Documents or to assure the validity, perfection, priority or enforceability of any security interest created hereunder. Debtor agrees to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, notifying, foreclosing, and/or liquidating of Secured Party's interest in the Collateral upon request of, and as determined by, Secured Party, and Debtor hereby specifically authorizes Secured Party to prepare and file Uniform Commercial Code financing statements and other documents and to execute same for and on behalf of Debtor as Debtor's attorney-in-fact, irrevocably and coupled with an interest, for such purposes. All notices required or otherwise given by either party shall be in writing and shall be delivered by hand, by registered or certified first class United States mail, return receipt requested, or by overnight courier to the other party at its address stated herein or at such other address as the other party may from time to time designate by written notice (and, if to Debtor, directed to the Chief Financial Officer of Debtor). All notices shall be deemed given when received, when delivery is refused or when returned for failure to be called for.

11. Waiver of Jury Trial. Debtor and Secured Party hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising in connection with any of the Loan Documents. This waiver is informed and freely made. Debtor and Secured Party acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into the Loan Documents, and that each will continue to rely on the waiver in their related future dealings. Debtor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

12. Complete Agreement. The Loan Documents are intended by Debtor and Secured Party to be the final, complete, and exclusive expression of the agreement between them. The Loan Documents may not be altered, modified or terminated in any manner except by a writing duly signed by the parties thereto. Debtor and Secured Party intend the Loan Documents to be valid and binding and no provisions hereof and thereof which may be deemed unenforceable shall in any way invalidate any other provisions of the Loan Documents, all of which shall remain in full force and effect. The Loan Documents shall be binding upon the respective successors, legal representatives, and assigns of the parties. The singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The use in any of the Loan Documents of the word "including," or words of similar import, when following any general term, statement or matter shall not be construed to limit such term, statement or matter to any specific item or matters, whether or not language of nonlimitation, such as "without limitation" or "but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such term, statement or matter. If there be more than one Debtor, the warranties, representations and agreements contained herein and in the other Loan Documents shall be joint and several. The Schedules on the following page[s] are incorporated herein by this reference and made a part hereof. Sections and subsections headings are included for convenience of reference only and shall not be given any substantive effect.


IN WITNESS WHEREOF, Secured Party and Debtor have each signed this Security Agreement as of the day and year first above written.


HELLER FINANCIAL, INC.,                PRAEGITZER INDUSTRIES,
INC.,
a Delaware corporation                 an Oregon corporation


By:                                    By:
   -------------------------------        --------------------------------------
Name:                                  Name:  Matthew Bergeron
     -----------------------------          ------------------------------------
Title:                                 Title:  President
      ----------------------------           -----------------------------------


                                    SCHEDULE

                            Description of Collateral

Description of Collateral (Full description including make, model and serial number):

     See Schedule A attached hereto.


Place where Collateral is to be kept:

     Building 16
     One Madison Industrial Park
     16 Intergraph Way
     Madison, Alabama  35758

Other liens, encumbrances or security interests to which Collateral is or may be subject, if any:

    See Schedule B attached hereto.

Other Collateral


    N/A

If Collateral is attached or to be attached to real estate, set forth:

     Address of Real Estate (Including County, block number, lot number, etc.):

             See Schedule C attached hereto.


     Record Sublessee of Real Estate:

             Praegitzer Industries, Inc.

     Name and Address of Lessor of Real Estate:

             The Industrial Development Board of the City of Madison, Inc. Madison, Alabama

     Name and Address of Sublessor of Real Estate:

             Intergraph Corporation
             Madison, Alabama

                                                                    ------------
                                                                    Initials

                                                          Loan No.: 1910069-0008


                                 PROMISSORY NOTE


$15,200,000                                                       March 27, 1998

     FOR VALUE RECEIVED, Praegitzer Industries, Inc., an Oregon corporation ("Maker"), promises to pay to the order of Heller Financial, Inc., a Delaware corporation (together with any holder of this Note, "Payee"), at its office located at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as Payee may from time to time designate, the principal sum of Fifteen Million Two Hundred Thousand and 00/100 Dollars ($15,200,000.00), together with interest thereon from date of disbusrement until full payment at a rate per annum equal to the One Month LIBOR Rate (hereafter defined), plus four and 25/100 percent (4.25%), payable in fifty-one (51) consecutive monthly installments of principal plus interest commencing on February 1, 1999, and continuing on the same day of each consecutive calendar month thereafter until this Note is fully paid. The first fifty (50) such monthly installments shall each be in the principal amount of One Hundred Eighty Thousand Nine Hundred Fifty-Two and 38/100 Dollars ($180,952.38), plus accrued interest, and the final monthly installment shall be a balloon payment equal to the then remaining unpaid principal balance hereof, plus accrued interest. All payments shall be applied first to interest and then to principal. In addition, Maker shall make interest only payments of accrued interest from the date of this Note through December 31, 1998, payable monthly in arrears on the first day of each calendar month (for the preceding calendar month), commencing on May 1, 1998 (with the initial such payment to cover the period from March 31, 1998 through April 30,
1998). Interest shall be computed on the basis of a 360-day year and charged for the actual number of days elapsed.

     For purposes of this Note, "One Month LIBOR Rate" means, for each calendar month, a rate of interest equal to:

          (a) the rate of interest determined by Payee at which deposits in U.S. Dollars are offered for the one (1) month interest period based on information presented on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the day which is two (2) business days (defined as any day other than a Saturday or Sunday or holiday on which commercial banks in London, England and New York City, New York, are authorized to close) prior to the first day of each calendar month; provided that if at least two such offered rates appear on the Reuters Screen LIBO Page in respect of such interest period, the arithmetic mean of all such rates (as determined by Payee) will be the rate used; provided further that if there are fewer than two offered rates or Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Payee at which deposits in U.S. Dollars are offered for the one (1) month interest period by Bankers Trust Company and The Chase Manhattan Bank (or their respective successors) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) business days prior to the beginning of each calendar month (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

     (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is no nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

     For the initial funding month (or any fraction thereof) under this Note, the applicable floating rate shall be the One Month LIBOR Rate in effect on the day of funding, with interest payable in arrears and calculated daily on the basis of a 360 day year for the actual number of days elapsed during such calendar month.

     Notwithstanding the foregoing, if at any time implementation of any provision hereof shall cause the interest contracted for or charged herein or collectable hereunder to exceed the applicable lawful maximum rate, then the interest shall be limited to such applicable lawful maximum.

     This Note is secured by the collateral described in the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of March 27, 1998, made by Maker as "Mortgagor" in favor of Payee as "Mortgagee" (the "Mortgage") and in the Security Agreement dated as of March 27, 1998, between Maker and Payee (the "Security Agreement;" and together with the Mortgage and all documents and instruments related to this Note, the Mortgage and/or the Security Agreement, the "Loan Documents") to which reference is made for a statement of the nature and extent of protection and security afforded, certain rights of Payee and certain rights and obligations of Maker, including Maker's rights, if any, to prepay the principal balance hereof.

     Time is of the essence hereof. If payment of any installment or any other sum due under this Note or the Loan Documents is not paid when due, Maker agrees to pay a late charge equal to the lesser of (i) five cents (5(cent)) per dollar on, and in addition to, the amount of each such payment, or (ii) the maximum amount Payee is permitted to charge by law. In the event of the occurrence of an Event of Default (as defined in the Security Agreement), then the entire unpaid principal balance hereof with accrued and unpaid interest thereon, together with all other sums payable under this Note or the Loan Documents, shall, at the option of Payee and without notice or demand, become immediately due and payable, such accelerated balance bearing interest until paid at the rate of seven and one-half percent (7-1/2%) per annum above the One Month LIBOR Rate.

     Maker and all endorsers, guarantors or any others who may at any time become liable for the payment hereof hereby consent to any and all extensions of time, renewals, waivers and modifications of, and substitutions or release of security or of any party primarily or secondarily liable on, or with respect to, this Note or any of the Loan Documents or any of the terms and provisions thereof that may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee, without joinder of the others as parties thereto, and that Payee shall not be required to first foreclose, proceed against, or exhaust any security herefor, in order to enforce payment of this Note by any one or more of them. Maker and all endorsers, guarantors or any others who may at any time become liable for the payment hereof hereby severally waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Note, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and, without limiting any provision of any of the Loan Documents, agree to pay, if permitted by law, all expenses incurred in collection, including reasonable attorneys' fees, and hereby waive all benefits of valuation, appraisement and exemption laws.

     If there be more than one Maker, all the obligations, promises, agreements and covenants of Maker under this Note are joint and several.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. AT PAYEE'S ELECTION AND WITHOUT LIMITING PAYEE'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, MAKER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT (FEDERAL, STATE OR LOCAL) HAVING SITUS WITHIN THE STATE OF ILLINOIS, EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE CHIEF FINANCIAL OFFICER OF MAKER AT THE LAST KNOWN ADDRESS OF MAKER, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF.

     MAKER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THIS WAIVER IS INFORMED AND FREELY MADE. MAKER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS NOTE, AND THAT IT WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS. MAKER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.



Witness/Attest:                        PRAEGITZER INDUSTRIES, INC.,
                                       an Oregon corporation


______________________                 By: MATTHEW BERGERON
                                           -------------------------------------
Name: ________________                 Name:  Matthew Bergeron

Address:                               Title:    President

______________________

______________________

______________________

THIS MORTGAGE SERVES AS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO SECTION 7-9-402(6), CODE OF ALABAMA, 1975, AS AMENDED, AND IS TO BE CROSS-INDEXED IN THE UCC RECORDS OF THE JUDGE OF THE PROBATE COURT, MADISON COUNTY, ALABAMA.

================================================================================

Loan No. 1910069-0008

AFTER RECORDING RETURN TO:                          THIS INSTRUMENT WAS
                                                    PREPARED BY:
Heller Financial, Inc.
Commercial Equipment Finance Division               Gerald T. Woods, Esq.
50 Beale Street, 16th Floor                         King & Spalding
San Francisco, California  94105-1825               191 Peachtree Street
Attention:  Region Credit Manager                   Atlanta, Georgia  30303-1763
                                                    Telephone (404) 572-4786

                          MORTGAGE, SECURITY AGREEMENT,
                         ASSIGNMENT OF LEASES AND RENTS
                               AND FIXTURE FILING

          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING ("Mortgage"), is made as of the 27th day of March, 1998, between PRAEGITZER INDUSTRIES, INC., the address of which is 1270 Monmouth Cutoff, Dallas, Oregon 97338 ("Mortgagor"), and HELLER FINANCIAL, INC., a Delaware corporation, the address of which is Commercial Equipment Finance Division, 500 West Monroe Street, Chicago, Illinois 60661 ("Mortgagee").

          1. GRANTING CLAUSE. Mortgagor, to secure the payment of certain obligations in the aggregate principal sum of Fifteen Million Two Hundred Thousand and No/100 Dollars ($15,200,000.00), lawful money of the United States of America, to be paid with interest and periodic charges, which obligations mature on April 1, 2003, according to a certain Promissory Note, dated the date hereof, given by Mortgagor to the order of Mortgagee, and any and all extensions, renewals, modifications or replacements thereof, whether the same be in greater or lesser amounts (hereinafter referred to as the "Note"), and a certain Security Agreement, dated the date hereof, entered into between Mortgager and Mortgagee (hereinafter as it may be modified or amended from time to time referred to as the "Security Agreement"), and all obligations arising thereunder, Mortgager has mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, assigned, and granted a security interest under the UCC (as hereinafter defined), and in and by these presents does mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, assign and grant a security interest under the UCC, unto Mortgagee forever all right, title and interest of Mortgagor now owned, or hereafter acquired, in and to the following property, rights and interests (all of said property described below and any additional property described in Section 2 being herein called the "Property"):

               1.1 Land and Appurtenances. The land described on Exhibit A hereto and incorporated herein by this reference, and all tenements, hereditaments, rights-of-way, easements, appendages and appurtenances thereto belonging or in any way appertaining, including without limitation all of the right, title and interest of Mortgagor in and to any avenues, streets, ways, alleys, vaults, strips or gores of land adjoining that property, and all claims or demands of Mortgagor either in law or in equity in possession or expectancy of, in and to that property; and

               1.2 Improvements and Fixtures. All buildings, structures and other improvements now or hereafter erected on the property described in Section
1.1 above, and all facilities, fixtures, machinery, apparatus, installations, goods (excluding inventory), equipment, furniture and other tangible properties of whatsoever nature (including without limitation all heating, ventilating, air conditioning, plumbing and electrical equipment, all elevators and escalators, all sprinkler systems, all engines and motors, all lighting, laundry, cleaning, fire prevention and fire extinguishing equipment, all ducts and compressors, all refrigerators, stoves and other appliances, attached cabinets, partitions, rugs, carpets and draperies, all building materials and supplies, and all construction forms and equipment), now or hereafter located in or used or procured for use in connection with that property, it being the intention of the parties that all property of the character hereinabove described which is now owned or hereafter acquired by Mortgagor and which is affixed or attached to or used in connection with the property described in Section 1.1 above shall be, remain or become a portion of that property and shall be covered by and subject to the lien of this Mortgagee, together with all contracts, agreements, permits, plans, specifications, drawings, surveys, engineering reports and other work products relating to the construction of the existing or any future improvements on the Property, any and all rights of Mortgagor in, to or under any architect's contracts or construction contracts relating to the construction of the existing or any future improvements on the Property, and any performance and/or payment bonds issued in connection therewith;

               1.3 Machinery and Equipment. All of Mortgagor's right, title and interest in and to the following property and interests in property, whether now owned or hereafter acquired or arising and wheresoever located: all of the goods described on Schedule A attached hereto and incorporated herein by this reference;

               1.4 Enforcement and Collection. Any and all rights of Mortgagor without limitation to make claim for, collect, receive and receipt for any and all rents, income, revenues, issues, royalties, and profits, including mineral, oil and gas rights and profits, insurance proceeds, condemnation awards and other moneys, payable or receivable from or on account of any of the Property, including interest thereon, or to enforce all other provisions of any other agreement (including those described in Section 1.2 above) affecting or relating to any of the Property, to bring any suit in equity, action at law or other proceeding for the collection of such moneys or for the specific or other enforcement of any such agreement, award or judgment, in the name of Mortgagor or otherwise, and to do any and all things which Mortgagor is or may be or become entitled to do with respect thereto; provided, however, that no obligation of

Mortgagor under the provisions of any such agreements, awards or judgments shall be impaired or diminished by virtue hereof, nor shall any such obligation be imposed upon Mortgagee;

               1.5 Intergraph Sublease. All right, title and interest of Mortgagor as subtenant in, to and under (i) a certain Sublease Agreement, dated or to be dated on or about the date hereof, between Intergraph Corporation ("Intergraph"), as sublessor, and Mortgagor, as sublessee, in respect of all or any portion of the Property described in Sections 1.1 and 1.2 above, including all supplements, additions, renewals, extensions, modifications or replacements thereof or thereto, all whether now or hereafter existing (the "Intergraph Sublease"), a memorandum of which has been or will be recorded in the real estate records of the Judge of the Probate Court, Madison County, Alabama, concurrently with the recording of this Mortgage therein, (ii) the leasehold estate created thereunder in the land, improvements and other property described in Sections 1.1 and 1.2 above, and (iii) all other rights, remedies, benefits and claims in favor of Mortgagor created or arising under the Intergraph Sublease, whether now or hereafter existing, including all option, renewal or rights, all rights, remedies, benefits and claims in respect of the Primary Lease (as hereafter defined) and relative to the Board (as hereinafter defined), and all rights and remedies of Mortgagor in respect of Intergraph upon the filing by or against of any petition in bankruptcy, as described more particularly in Section 4.19(d) below; the aforesaid property being subleased to Mortgagor by Intergraph under the Intergraph Sublease itself being all or a portion of the property being leased to Intergraph, as tenant, by the Industrial Development Board of the City of Madison, Inc. (the "Board"), as lessor, under that certain Lease Agreement, dated June 12, 1973, between the Board, as lessor, and, initially, Schaefer --Alabama Corporation, as tenant, recorded at Book 479, page 19 et seq., aforesaid records (together with any supplements, additions, renewals, extensions, modifications or replacements thereof or thereto, the "Primary Lease"), the rights of the initial tenant under which heretofore having been assigned to Intergraph; and

               1.6 Further Subleases. All of Mortgagor's rights as sublessor in and to any existing or future subleases and tenancies, whether written or oral and whether for a definite term or month to month (herein, "Further Subleases"), now or hereafter demising Mortgagor's right, title or interest in or to all or any portion of the property, described in Sections 1.1 and 1.2 above, including all renewals and extensions thereof and all rents and deposits and other amounts received or receivable thereunder; provided, however, that in accepting this Mortgage, Mortgagee assumes no any liability for the performance of any such Further Subleases; provided, further, that in accordance with Section 4.13, Mortgagee's prior written consent must be obtained to any such Further Subleases or Mortgagor's entry into same shall constitute an Event of Default;

          TO HAVE AND TO HOLD the above-granted and described Property unto and to the proper use and benefit of Mortgagee, and the successors and assigns of Mortgagee, forever;

          PROVIDED, HOWEVER, that, if Mortgagor shall pay to Mortgagee in full the principal and interest payable in respect of the Note, at the times and in the manner stipulated thereon and herein, all without any deduction or credit for taxes or other similar charges paid by

Mortgagor, shall further pay all other obligations secured hereby, and shall keep, perform, and observe all and singular the covenants and promises in the Note, the Security Agreement and in each other document, instrument or agreement executed in connection therewith (herein, together with this Mortgage, called collectively the "Loan Documents") expressed to be kept, performed, and observed by and on the part of Mortgagor, all without fraud or delay, then this Mortgage, and all the properties, interest, and rights hereby granted, bargained, and sold shall cease, determine, and be void, but shall otherwise remain in full force and effect.

          AND Mortgagor further covenants and agrees with and represents and warrants to Mortgagee as follows:

          2. SECURITY AGREEMENT. To the extent any of the property described in
Section 1 is personal property, Mortgagor, as debtor, grants to Mortgagee, as secured party, a security interest therein together with a security interest in all other personal property of whatsoever nature which is located on or used or to be used in connection with any of the property described in Section 1, and any products or proceeds of any thereof, pursuant to the Uniform Commercial Code of the State of Alabama (the "UCC"), on the terms and conditions contained herein except that where any provision hereof is in conflict with that certain Security Agreement dated as of March 27, 1998, between Mortgagor and Mortgagee (the "Security Agreement" ), or the UCC, the Security Agreement or UCC, as the case may be, shall control.

          3. OBLIGATIONS SECURED. This Mortgage is given for the purpose of securing repayment of the Note but also the repayment of any and all sums advanced or expenditures made by Mortgagee subsequent to the execution of this Mortgage for the maintenance or preservation of the Property or advanced or expended by Mortgagee pursuant to any provision of this Mortgage subsequent to its execution or pursuant to any provision of the Security Agreement subsequent to its execution, in either case together with interest thereon at the Default Rate (defined below).

          4. WARRANTIES AND COVENANTS OF Mortgagor. Mortgagor warrants, covenants, and agrees:

               4.1 Warranties.

               (a) Mortgagor has full power and authority to grant this Mortgage to Mortgagee and warrants the Property to be free and clear of all liens, charges, and other encumbrances except Permitted Liens (as defined in Section
4.13 below) and those, if any, noted on Exhibit B hereto and incorporated herein by this reference.

               (b) The Property is free from damage and no matter has come to Mortgagor's attention (including, but not limited to, knowledge of any construction defects or nonconforming work) that would materially impair the value of the Property as security.

               (c) (i) The Intergraph Sublease and, to Mortgagor's knowledge, the Primary Lease are in full force and effect (ii) there are no defaults under the Intergraph Sublease or, to Mortgagor's knowledge, the Primary Lease, and no event has occurred, which but for the passage of time, or notice, or both, would constitute a default under the Intergraph sublease or, to Mortgagor's knowledge, the Primary Lease, (iii) all rents, additional rents and other sums due and payable under the Intergraph Sublease and, to Mortgagor's knowledge, the Primary Lease have been paid in full, and (iv) no action has commenced and no notice has been given or received for the purpose of terminating the Intergraph Sublease or, to Mortgagor's knowledge, the Primary Lease.

               4.2 Preservation of Lien. Mortgagor will preserve and protect the priority of this Mortgage as a first lien on the Property.

               4.3 Repair and Maintenance of Property. Mortgagor will keep the Property in good condition and repair, which duty shall include but is not limited to continual cleaning, painting, landscaping, repairing and refurbishing of the Property; will complete and not remove or demolish, alter, or make additions to any building or other improvement which is part of the Property without the express written consent of Mortgagee; will underpin and support when necessary any such building or other improvement and protect and preserve the same; will complete or restore promptly and in good and workmanlike manner any such building or other improvement which may be damaged or destroyed and pay when due all claims for labor performed and materials furnished therefor; will not commit, suffer or permit any act upon the Property in violation of law; and will do all other acts which from the character or use of the Property may be reasonably necessary for the continued operation of the Property in a safe and legal manner, the specific enumerations herein not excluding the general.

               4.4 Insurance.

               4.4.1 Hazard. Mortgagor will provide, maintain and deliver to Mortgagee, as further security for the faithful performance of this Trust Deed, insurance covering fire, casualty and such other hazards as may be specified by Mortgagee (including insurance against flood situated in a designated flood zone) in an amount equal to one hundred percent (100%) of the replacement cost of the Property and naming Mortgagee as first loss payee pursuant to a loss-payee form acceptable to Mortgagee, with such deductibles as approved by Mortgagee but that are, in any event, not more than $100,000 (except with respect to flood insurance, as to which the deductible shall not exceed $2,000,000, and earth movement insurance, as to which the deductible shall not exceed 1 % of Mortgagor's current "property and time element" values). Mortgagor shall be responsible for any uninsured losses and any deductibles. All existing and future policies for such insurance, and the proceeds thereof, are hereby assigned to Mortgagee, but no such assignment shall be effective to invalidate or impair any insurance policy. Should the Property or any part thereof be damaged by reason of any cause covered by insurance, Mortgagee may, at its option, commence, appear in and prosecute, in its own name, any action or proceeding, or make any reasonable compromise or settlement in connection with such damage, and obtain all proceeds, or other relief therefor, and Mortgagor agrees to pay Mortgagee's costs and reasonable attorneys' fees in connection therewith. No insurance proceeds at any time assigned to or held by Mortgagee shall be deemed to be held in trust, and Mortgagee may commingle such proceeds with its general assets and shall not be liable for the payment of any interest thereon. The amount collected under any insurance policies required to be maintained by Mortgagor pursuant to this Section 4.4.1 may be applied by Mortgagee upon any indebtedness secured hereby and in such order as Mortgagee may determine, or at the option of Mortgagee, the entire amount so collected or any part thereof may be released to Mortgagor. Mortgagee shall in no case be obligated to see to the proper application of any amount paid over to Mortgagor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

               4.4.2 Liability. Mortgagor will maintain comprehensive general liability insurance covering the legal liability of Mortgagor against claims for bodily injury, death, or property damage occurring on, in, or about the Property with coverage of Five Million Dollars ($5,000,000) per occurrence, and naming Mortgagee an additional insured.

               4.4.3 Rental Interruption. In the event the portion of the Property leased, licensed or otherwise set aside for occupancy by any person other than Mortgagor under any Further Subleases is at any time twenty thousand (20,000) square feet or more, Mortgagor shall maintain rental or business interruption insurance in an amount equal to at least twelve (12) months' gross rental income from the Property, and naming Mortgagee as first loss payee, provided that Mortgagor may collect and retain any payments under said policies so long as it is not in default hereunder.

               4.4.4 [Intentionally Omitted]

               4.4.5 General Provisions. All policies of insurance required to be maintained by Mortgagor pursuant to this Section 4.4 shall be in form and substance and with companies acceptable to Mortgagee. All policies and renewals thereof shall contain provision for thirty (30) days' written notice to Mortgagee prior to any cancellation or modification thereof. Notwithstanding any of the foregoing, Mortgagee shall not be responsible for any such insurance or for the collection of any insurance moneys, or for any insolvency of any insurer or insurance underwriter. Any and all unexpired insurance shall inure to the benefit of and pass to the purchaser of the Property at any foreclosure sale held hereunder.

               4.4.6 Warning Regarding Insurance. Unless Mortgagor provides Mortgagee with evidence of the insurance coverage as required by this Mortgage, Mortgagee may purchase insurance at Mortgagor's expense to protect Mortgagee's interest. This insurance may, but need not, also protect Mortgagor's interest. If the collateral becomes damaged, the coverage Mortgagee purchases may not pay any claim Mortgagor makes or any claim made against Mortgagor. Mortgagor may later cancel this coverage by providing evidence that Mortgagor has obtained property coverage elsewhere.

Mortgagor is responsible for the cost of any insurance purchased by Mortgagee. The cost of any insurance may be added to the sums secured by this Mortgage. If the cost is added to Mortgagor's loan balance, interest at the Default Rate on the loan will apply to this added amount. The effective date of coverage may be the date Mortgagor's prior coverage lapsed or the date Mortgagor failed to provide proof of coverage.

The coverage Mortgagee purchases may be considerably more expensive than insurance Mortgagor can obtain on Mortgagor's own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

               4.5 Right of Inspection. Mortgagor shall permit Mortgagee or its agents, at all reasonable times, to enter upon and inspect the Property.

               4.6 Preservation of Licenses, Etc. Mortgagor shall observe and comply with all requirements necessary to the continued existence and validity of all rights, licenses, permits, privileges, franchises and concessions relating to any existing or presently contemplated use of the Property, including but not limited to any zoning variances, special exceptions and nonconforming use permits.

               4.7 Further Assurances. Mortgagor will, at its expense, from time to time execute and deliver any and all such instruments of further assurance and other instruments and do any and all such acts, or cause the same to be done, as Mortgagee deems necessary or advisable to grant to Mortgagee the lien prescribed herein on the Property or to carry out more effectively the purposes of this Mortgage.

               4.8 Legal Actions. Mortgagor will appear in and defend any action or proceeding before any court or administrative body purporting to affect the security hereof or the rights or powers of Mortgagee; and will pay all costs and expenses, including cost of evidence of title and any attorneys' fees, incurred by Mortgagee, in a reasonable sum, in any such action or proceeding in which Mortgagee may appear, and in any suit brought by Mortgagee to foreclose this Mortgage.

               4.9 Taxes, Assessments and Other Liens. Mortgagor will pay before delinquency all taxes, assessments, encumbrances, charges, and liens with interest, on the Property or any part thereof, which at any time appear to be or are alleged to be prior and superior hereto, including but not limited to any tax on or measured by rents of the Property, the Note, this Mortgage, or any obligation or part thereof secured hereby.

               4.10 Mortgage Expenses. Mortgagor will pay all costs, fees and expenses of this Mortgage including all such costs, fees and expenses incident to any default hereunder, including reasonable attorneys' fees.

               4.11 Repayment of Expenditures. Immediately upon notice thereof, Mortgagor will pay immediately and without demand all sums expended hereunder by Mortgagee with interest from date of expenditure at the default rate of interest specified in the Note (the "Default Rate") and the repayment thereof shall be secured hereby.

               4.12 Financial & Operating Information. Mortgagor shall comply with Section 2(g) of the Security Agreement.

               4.13 Sale, Transfer, or Encumbrance of Property. Except as permitted in the Security Agreement and Permitted Liens (defined below), Mortgagor will not, without the prior written consent of Mortgagee (which consent shall be subject to the conditions set forth below) sell, lease, sublease, transfer or otherwise convey the Property or any interest therein, further encumber the Property or any interest therein or agree to do any of the foregoing without first repaying in full the Note and all other sums secured hereby. As used herein, the term "Permitted Liens" means any lien arising after the date hereof that is (i) a mechanic's, materialmen's, carrier's, repairer's or other non-consensual statutory lien, arising in the ordinary course of Mortgagor's business and securing obligations either not delinquent or (A) being contested in good faith by appropriate proceedings promptly and diligently instituted and conducted, (B) with prompt written notice to Mortgagee of the commencement of and any material developments in such proceedings, and (C) as to which (1) the sum necessary to discharge the lien plus all costs and other charges that could accrue as a result of a foreclosure or sale under the lien is less than One Hundred Thousand and 00/100 Dollars ($100,000.00), or (2) an undertaking sufficient under the internal laws of the State of Alabama to discharge the lien plus all costs and other charges that could accrue as a result of a foreclosure or sale under the lien, or (ii) a lien arising out of a judgment against Mortgagor for the payment of money not exceeding One Hundred Thousand and 00/100 Dollars ($100,000.00), so long as (A) prompt written notice is furnished to Mortgagee of the entry of the judgment and any further material developments in the proceedings, and (1) such lien has been outstanding not more than ten (10) business days, or (2) execution thereof has been effectively stayed and bonded against (by an undertaking sufficient under the internal laws of the State of Alabama) pending and through appeal of the judgment, or (iii) a lien on any items of the Property to secure payment of ad valorem property taxes, fees or assessments which are not delinquent.

               4.14 [Intentionally Omitted.]

               4.15 Mortgagor Existence. Mortgagee is making this loan in reliance on Mortgagor's continued existence, ownership and control in its present corporate form. Mortgagor will not cause, permit, acquiesce in or suffer any change of control (as defined in Section 4(g) of the Security Agreement) nor any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of its assets pursuant to which there is a change of control or cessation of its business, and will do all things necessary to preserve and maintain said corporate existence and to insure its continuous right to carry on its business, including but not limited to, filing within the prescribed time all corporate tax returns and reports, and paying when due all such taxes.

               4.16 Tax and Insurance Reserves. In addition to the payments required by the Note, Mortgagor agrees to pay Mortgagee, at Mortgagee's request following and during the continuance of the occurrence of an Event of Default (defined below), such sums as Mortgagee may from time to time estimate will be required to pay, at least thirty (30) days before due, the next due taxes, assessments, insurance premiums, and similar charges affecting the Property, less all sums already paid therefor divided by the number of months to elapse before one month prior to the date when such taxes, assessments and premiums will become delinquent, such sums to be held by Mortgagee without interest or other income to the Mortgagor to pay such taxes, assessments and premiums. Should this estimate as to taxes, assessments and premiums prove insufficient, the Mortgagor upon demand agrees to pay Mortgagee such additional sums as may be required to pay them before delinquent.

          If the total of the above-described payments in any one year shall exceed the amounts actually paid by Mortgagee for taxes, assessments and premiums, such excess may be credited by Mortgagee on subsequent payments under this section. If an Event of Default occurs for which Mortgagee elects to realize upon this Mortgage, then at the time of any sale under power or final decree of foreclosure, Mortgagee shall apply any balance of funds it may hold pursuant to this Section 4.16 first to interest on and then to the principal of the Note. If Mortgagee acquires the Property in lieu of realizing on this Mortgage, the balance of funds it holds shall become the property of Mortgagee.

          Any transfer in fee of all or a part of the Property shall automatically transfer to the grantee all or a proportionate part of Mortgagor's rights and interest in the fund accumulated hereunder.

               4.17 Further Subleases. In respect of any Further Subleases to which Mortgagee has consented in writing pursuant to Section 4.13:

               (a) Mortgagor will in all respects promptly and faithfully keep, perform and comply with all of the terms, provisions, covenants, conditions and agreements in any Further Subleases to be kept, performed and complied with by Mortgagor as sublessor therein, and will require, demand and strictly enforce, by all available means, the prompt and faithful performance of and compliance with all of the terms, provisions, covenants, conditions and agreements in the Further Subleases to be performed and complied with by the lessees therein.

               (b) Mortgagor shall not receive or collect any rents from any present or future tenant of the Property under any Further Subleases or any part thereof in advance in excess of five percent (5.00%) of gross annual rental income from the Property or collect a security deposit in excess of two (2) months' rent.

               (c) [Intentionally Omitted.]

               (d) In the event any tenant or licensee under any Further Subleases should be the subject of any proceeding under the federal Bankruptcy Code or any other federal, state or local statute that provides for the possible termination or rejection of such Further Subleases, Mortgagor covenants and agrees that in the event any of such Further Subleases is so rejected, no damages settlement shall be made without the prior written consent of Mortgagee; and further that any check in payment of damages for rejection of any such Further Sublease shall be made payable both to Mortgagor and Mortgagee; and Mortgagor hereby assigns any such payment to Mortgagee and further covenants and agrees that upon request of Mortgagee it will duly endorse to the order of Mortgagee any such check, the proceeds of which will be applied to any portion of the indebtedness secured by this Mortgage as Mortgagee may elect.

               4.18 Hazardous Waste.

               (a) For purposes of this Mortgage, "hazardous substance" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum,
(ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss.1251 et seq. (33 U.S.C. ss.1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss.1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.6903), or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601, et seq. (42 U.S.C. ss.9601), all as amended, replaced or succeeded, and any other substance or matter defined as a toxic or hazardous substance or material or pollutant or contaminant under any other federal, state or local laws, ordinances or regulations or under any reported decision of a state or federal court, or any substance or matter imposing liability for clean-up costs or expenses on any person or entity under any statutory or common law theory.

               (b) Mortgagor hereby represents, warrants, covenants and agrees that all operations and activities upon, and all uses and occupancies of, the Property, or any portion thereof, by Mortgagor, any tenant, occupant or other user of the Property, or any part thereof, are presently and, so long as any indebtedness secured hereby is outstanding, shall be in all material respects in compliance with all federal, state and local laws, regulations, rules and orders governing or any way relating to the generating, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal of any hazardous substance; that there is not now, nor, to the best knowledge of Mortgagor after due and diligent inquiry, has there ever been any underground tank on, under or at the Property which contain or contained any materials which, if known to be present in soils or groundwater, would require cleanup, removal or some other remedial action under any of those federal, state or local laws, regulations, rules or orders. To the best of Mortgagor's knowledge after due and diligent inquiry, there is not present in the soils or groundwater on, under or at the Property any hazardous material which require cleanup, removal or other remedial action under an federal, state or local law, regulation, rule or order.

               (c) If the presence, release, threat of release, placement on or in the Property, or the generation, transportation, storage, treatment or disposal at the Property of any hazardous substance: (i) gives rise to liability (including but not limited to, a response action, remedial action or removal action) under RCRA, CERCLA, state toxic waste laws, or otherwise, or (ii) causes a significant public health effect, or (iii) pollutes or threatens to pollute the environment, Mortgagor shall, at its sole expense, promptly take any and all remedial and removal action necessary to clean up the Property and mitigate exposure to liability arising from the hazardous substance, whether or not required by law. Any provision of this Trust Deed to the contrary notwithstanding, if Mortgagor fails to perform its obligations under this subsection 4.18(c), any funds advanced by Mortgagee to pay for any and all remedial and removal action to clean up the Property and mitigate exposure to liability from the hazardous substance shall not be secured by the lien of this Mortgage but rather shall be covered by the separate Certificate and Indemnity Agreement Regarding Hazardous Substances executed concurrently herewith.

               (d) Mortgagor shall promptly give Mortgagee: (i) written notice and a copy of any notice or correspondence it receives from any federal, state or other government authority regarding hazardous substances on the Property or hazardous substances which materially and adversely affect or will affect the Property, and (ii) written notice of any knowledge or information Mortgagor obtains regarding hazardous substances in a material amount on or released from the Property or hazardous substances which will otherwise materially and adversely affect the Property or material expenses or losses incurred or expected to be incurred by Mortgagor or any government agency to study, assess, contain or remove any hazardous substances on or near the Property.

               (e) In the event Mortgagee requires, from time to time following the occurrence of an Event of Default, Mortgagor to implement an operations and maintenance plan because of the presence or potential presence of asbestos, or lead containing paint or other hazardous substances on the Property, Mortgagor shall implement and follow the requirements of any such operations and maintenance plan, maintain records of such compliance at the Property and make such records immediately available to Mortgagee upon request by Mortgagee.

               4.19 Special Covenants Concerning Intergraph Sublease. (a) Mortgagor shall pay all rents, additional rents and other sums required to be paid by Mortgagor as subtenant under and pursuant to the provisions of the Intergraph Sublease, and diligently perform and observe all of the terms, covenants and conditions of the Intergraph Sublease on the part of Mortgagor, as subtenant thereunder to be performed and observed, (unless such performance or observance shall be waived or not required in writing by the Intergraph under the Intergraph Sublease), to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgagor, as subtenant, under the Intergraph

Sublease, and promptly notify Mortgagee of the giving of any notice by Intergraph under the Intergraph Sublease to Mortgagor, as subtenant, of any default by Mortgagor, as subtenant, in the performance or observance of any of the terms, covenants or conditions of the Intergraph Sublease on the part of Mortgagor, as subtenant thereunder, to be performed or observed, and deliver to Mortgagee a true copy of each such notice. Mortgagor shall not, without the prior written consent of Mortgagee, surrender the leasehold estate created by the Intergraph Sublease or terminate or cancel the Intergraph Sublease or modify, change, supplement, alter or amend the Intergraph Sublease, in any respect, either orally or in writing, and Mortgagor hereby assigns to Mortgagee, as further security for the payment of the obligations secured hereby and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of Mortgagor, as subtenant under the Intergraph Sublease, to surrender the leasehold estate created by the Intergraph Sublease or to terminate, cancel, modify, change, supplement, alter or amend the Intergraph Sublease, and any such surrender of the leasehold estate created by the Intergraph Sublease or termination, cancellation, modification, change, supplement, alteration or amendment of the Intergraph Sublease without the prior consent of Mortgagor shall be void and of no force and effect. If Mortgagor shall default in the performance or observance of any term, covenant or condition of the Intergraph Sublease on the part of Mortgagor, as subtenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of this Mortgage or any of the other Loan Documents, and without waiving or releasing Mortgagor from any of its obligations hereunder or thereunder, Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Intergraph Sublease on the part of Mortgagor, as subtenant thereunder, to be performed or observed to be promptly performed or observed on behalf of Mortgagor, to the end that the rights of Mortgagor in, to and under the Intergraph Sublease shall be kept unimpaired and free from default. Mortgagee shall have the further right, but shall likewise be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants or conditions of the Primary Lease on the part of Intergraph, as tenant thereunder, to be performed or observed to be promptly performed or observed on behalf of Intergraph, to the end that the rights of Mortgagor in, to and under the Intergraph Sublease shall be kept unimpaired. If Mortgagee shall make any payment or perform any act or take action in accordance with the preceding two sentences, Mortgagee will notify Mortgagor of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, Mortgagee and any person designated by Mortgagee shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Mortgagee shall receive a copy of any notice of any default by Intergraph under the Primary Lease or by Intergraph or Mortgagor under the Intergraph Sublease, whether from the Board, Intergraph, Mortgagor or otherwise, such notice shall constitute full protection to Mortgagee for any action taken or omitted to be taken by Mortgagee, in good faith, in reliance thereon. Mortgagor shall, from time to time, obtain from Intergraph under the Intergraph Sublease such certificates of estoppel with respect to compliance by Mortgagor with the terms of the Intergraph Sublease as may be requested by Mortgagee. Mortgagor shall exercise each individual option, if any, to extend or renew the term of the Intergraph Sublease upon demand by Mortgagee made at any time within one (1) year of the last day upon which any such option may be exercised, and Mortgagor hereby expressly authorizes and appoints Mortgagee its attorney-in-fact to exercise, either jointly or individually, any such option in the name of and upon behalf of Mortgagor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

               (b) So long as any portion of the obligations secured hereby shall remain unpaid, unless Mortgagee shall otherwise consent, the fee title to the Premises and the leasehold estate therein created pursuant to the provisions of the Intergraph Sublease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in Mortgagor or in any other person, by purchase, operation of law or otherwise. If Mortgagee shall acquire the fee title to the Property and the leasehold estate therein created pursuant to the provisions of the Intergraph Sublease, by foreclosure of this Mortgage or otherwise, such estates shall not merge as a result of such acquisition and shall remain separate and distinct for all purposes after such acquisition unless and until Mortgagee shall elect to merge such estates.

               (c) Acquisition of Fee Estate. So long as any portion of the obligations secured hereby remains unpaid, unless Mortgagee shall otherwise consent, if Mortgagor shall acquire fee title to the Property the lien of this Mortgage shall be spread to cover the fee estate and said fee estate shall be deemed to be included within the definition of the Property. Mortgagor shall, at its sole cost and expense, execute such instruments as Mortgagee deems useful or necessary to subject the fee estate to the lien of this Mortgage.

               (d) Bankruptcy of Intergraph. Upon the filing by or against Intergraph of a petition pursuant to Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable federal or state bankruptcy law or other similar law (hereinafter referred to as the "Bankruptcy Code"), and the subsequent rejection of the Intergraph Sublease by Intergraph, Mortgagor shall not, without the prior written consent of Mortgagee, (i) elect to treat the Intergraph Sublease as terminated pursuant to Section 365(h)(1) of the Bankruptcy Code, or (ii) pursuant to Section 365(h)(2) of the Bankruptcy Code, offset against the rents reserved under the Intergraph Sublease the amount of any damages caused by Intergraph's rejection of the Intergraph Sublease. Mortgagor shall promptly, and so as to be received prior to all hearing dates, return dates or other deadlines, send to Mortgagee copies of all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with such petition or proceeding by Intergraph.

          5. DEFAULT.

               5.1 Definition. Any of the following shall constitute an "Event of Default" as that term is hereinafter used:

               (a) Any representation or warranty made by or for the benefit of Mortgagor herein or elsewhere in connection with the loan secured hereby, including but not limited to any representations in connection with the security therefor, shall prove to have been incorrect or misleading in any material respect;

               (b) Mortgagor or any other person or entity liable therefor shall fail to pay within ten (10) calendar days of its due date any part of the indebtedness secured hereby;

               (c) Mortgagor or any other signatory thereto shall default in the performance of any of its obligations under Sections 4.3, 4.4, 4.9 or 4.13 of this Mortgage;

               (d) Mortgagor or any other signatory thereto shall default in the performance of any covenant or agreement contained in this Mortgage and such default is not cured within thirty (30) days after written notice thereof from Mortgagee; or

               (e) Any "Event of Default" (as defined in the Security Agreement) shall occur.

               (f) if Mortgagor shall default in the observance or performance of any term, covenant or condition of the Intergraph Sublease on the part of Mortgagor, as subtenant thereunder, to be observed or performed, unless any such observance or performance shall have been waived or not required in writing by Intergraph under the Intergraph Sublease, or if any one or more of the events referred to in the Intergraph Sublease shall occur which would or may cause the Intergraph Sublease to terminate without further notice or action thereunder or which would entitle Intergraph under the Intergraph Sublease to terminate the Intergraph Sublease and the term thereof by giving notice to Mortgagor, as subtenant thereunder, or if the leasehold estate created by the Intergraph Sublease shall be surrendered, in whole or in part, or if the Intergraph Sublease shall be terminated or cancelled for any reason or under any circumstance whatsoever, or if any of the terms, covenants or conditions of the Intergraph Sublease shall in any manner be modified, changed, supplemented, altered or amended in any way detrimental to the interests of Mortgagor or Mortgagee without the written consent of Mortgagee.

               5.2 Mortgagee's Right to Perform. Upon the occurrence of any Event of Default, Mortgagee, but without the obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligations hereunder, may: make any payments or do any acts required of Mortgagor hereunder in such manner and to such extent as either may deem necessary to protect the security hereof, Mortgagee being authorized to enter upon the Property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee; pay, purchase, contest or compromise any encumbrance, charge or lien in accordance with the following paragraph; and in exercising any such powers, pay necessary expenses, employ counsel and pay a reasonable fee therefor. All sums so expended shall be payable on demand by Mortgagor, be secured hereby (except as otherwise provided in Section 4.18) and bear interest at the Default Rate from the date advanced or expended until repaid.

          Mortgagee in making any payment herein and hereby authorized, in the place and stead of the Mortgagor, in the case of a payment of taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Property, may make such payment in reliance on any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; in the case of any apparent or threatened adverse claim of title, lien, statement of lien, encumbrance, deed of trust, claim or charge Mortgagee shall be the sole judge of the legality or validity of same; and in the case of a payment for any other purpose herein and hereby authorized, but not enumerated in this paragraph, such payment may be made whenever, in the sole judgment and discretion of Mortgagee, as the case may be, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this instrument, provided further, that in connection with any such advance, Mortgagee at its option may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Mortgagor without demand and shall be secured hereby.

               5.3 Remedies on Default. Upon the occurrence of any Event of Default, all indebtedness secured hereby shall become immediately due and payable, without notice or demand, at the option of Mortgagee, Mortgagee may do any one, or more, or all, of the foregoing:

               (a) (i) enter upon the Property and take possession of any or all of the Property without being guilty of trespass or conversion, exclude Mortgagor therefrom, and hold, use, administer, manage and operate the same to the extent that Mortgagor could do so, without any liability to Mortgagor resulting therefrom; (ii) collect, receive and receipt for all proceeds accruing from the operation and management of the Property; (iii) make repairs and purchase needed additional property; (iv) insure or reinsure the Property; (v) maintain and restore the Property; (vi) prepare the Property for resale, lease or other disposition; (vii) have furnished to the Property utilities and other materials and services used on or in connection with the Property; and (viii) exercise every power, right and privilege of Mortgagor with respect to the Property;

               (b) in lieu of or in addition to exercising the power of sale hereinafter given, to proceed by suit to foreclose its lien on the Property, sue Mortgagor for damages on account of said default, for specific performance of any provision contained herein, or to enforce any other appropriate legal or equitable right or remedy; and Mortgagee shall be entitled, as a matter of right (upon bill filed or other proper legal proceedings being commenced for the foreclosure of this Mortgage, to the extent required by law), to the appointment by any competent court or tribunal, without notice to Mortgagor or any other party, of a receiver of the rents, issues, profits and revenues of the Property, with power to lease and control the Property and with such other powers as may be deemed necessary;

               (c) whether or not possession of the Property is taken, sell the Property (or such part or parts thereof as Mortgagee may from time to time elect to sell) under the power of sale which is hereby given to Mortgagee, at public outcry, to the highest bidder for cash, at the front or main door of the courthouse of the county in which the land to be sold, or a substantial and material part thereof, is located, after first giving notice by publication once a week for three successive weeks of the time, place and terms of such sale, together with a description of the Property to be sold, by publication in a newspaper published in the county or counties in which the land to be sold is located in which notices of such type are customarily published. If there is land to be sold in more than one county, publication shall be made in all counties where the land to be sold is located, but if no newspaper is published in any such county, the notice shall be published in a newspaper published in an adjoining county for three successive weeks. The sale shall be held between the hours of 11:00 a.m. and 4:00 p.m. on the day designated for the exercise of the power of sale hereunder. Mortgagee may bid at any sale held under this Mortgage and may purchase the Property, or any part thereof, if the highest bidder therefor. The purchaser at any such sale shall be under no obligation to see to the proper application of the purchase money. At any sale all or any part of the Property, real, personal or mixed, may be offered for sale in parcels or en masse for one total price, and the proceeds of any such sale en masse shall be accounted for in one account without distinction between the items included therein and without assigning to them any proportion of such proceeds, Mortgagor hereby waiving the application of any doctrine of marshaling or like proceeding. In case Mortgagee, in the exercise of the power of sale herein given, elects to sell the Property in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Property not previously sold shall have been sold or all the obligations secured hereby shall have been paid in full and this Mortgage shall have been terminated as provided herein;

               (d) with respect to the Property that is subject to Article 9 of the UCC (the "UCC Property"), exercise all rights and remedies of a secured party under the UCC, including the right to sell it at public or private sale or otherwise dispose of, lease or use it, without the necessity of a court order. At Mortgagee's request, Mortgagor shall assemble the UCC Property and make it available to Mortgagee at any place designated by Mortgagee. To the extent permitted by law, Mortgagor expressly waives notice and any other formalities prescribed by law with respect to any sale or other disposition of the UCC Property or exercise of any other right or remedy upon default. Mortgagor agrees that Mortgagee may sell or dispose of both the real property included in the Property and the UCC Property in accordance with the rights and remedies granted under this Mortgage with respect to real property;

               (e) collect the rents, profits, issues and revenues of the Property, whether paid or accruing before or after the filing of any petition by or against Mortgagor under the federal Bankruptcy Code, and, without taking possession, in Mortgagee's own name to demand, collect, receive, sue for, attach and levy all of such rents, profits, issues and revenues, to give proper receipts, releases and acquittances therefor, and apply the proceeds thereof as set forth herein or in the Security Agreement;

               (f) for and in the name of Mortgagor, execute and deliver to the purchaser or purchasers of any of the Property sold at foreclosure good and sufficient deeds of conveyance or bills of sale thereto.

               (g) proceed with foreclosure, either through the courts or by power of sale as provided for in this Mortgage; it being understood and agreed, in such regard, that several sales may be made hereunder without exhausting the right of sale for any remaining part of the obligations secured hereby, whether then matured or unmatured, the purpose hereof being to provide for a foreclosure and sale of the Property for any matured part of such obligations without exhausting the power of foreclosure and the power to sell the Property for any other part of such obligations, whether matured at the time or subsequently maturing; and that all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the nonpayment of any of the obligations secured hereby or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as rebuttably presumptive evidence that the facts so stated or recited are true;

               (h) to sue on the Note or under any other Loan Documents; and

               (i) to take any and all such other actions as are then permitted to it hereunder, under the Note, this Mortgage, any other Loan Document and in accordance with applicable law.

               5.4 No Waiver. By accepting payment of any sum secured hereby after its due date, Mortgagee does not waive its right either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to do so.

          6. CONDEMNATION. Any award of damages, whether paid as a result of judgment or prior settlement, in connection with any condemnation or other taking of any portion of the Property, for public or private use, or for injury to any portion of the Property is hereby assigned and shall be paid to Mortgagee which may apply such moneys received by it in the same manner and with the same effect as provided in Section 4.4.1 above for disposition of proceeds of hazard insurance. Should the Property or any part or appurtenance thereof or right or interest therein be taken or threatened to be taken by reason of any public or private improvement, condemnation proceeding (including change of grade), or in any other manner, Mortgagee may, at its option, commence, appear in and prosecute, in its own name, any action or proceeding, or make any reasonable compromise or settlement in connection with such taking or damage, and obtain all compensation, awards or other relief therefor, and Mortgagor agrees to pay Mortgagee's costs and reasonable attorneys' fees incurred in connection therewith. No condemnation award at any time assigned to or held by Mortgagee shall be deemed to be held in trust, and Mortgagee may commingle such award with its general assets and shall not be liable for the payment of any interest thereon.

          7. [INTENTIONALLY OMITTED]

          8. APPLICATION OF RENTS. Mortgagor hereby gives to and confers upon Mortgagee the right, power and authority during the continuance of this Mortgage to collect the rents, issues and profits of the Property, reserving unto Mortgagor the right, prior to any default in payment of any obligations secured hereby or hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Mortgagee may at any time and without notice, either in person, by agent, or by a receiver to be appointed by a court, without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, or in its own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Mortgagee may determine. The entering upon and taking possession of the Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

          9. NOTICES.

               9.1 Mortgagor and Mortgagee. Any notice to or demand upon Mortgagor (including any notice of default or notice of sale) or notice to or demand upon Mortgagee shall be deemed to have been sufficiently made for all purposes when deposited in the United States mails, postage prepaid, registered or certified, return receipt requested, addressed as follows:

               Mortgagor:           Praegitzer Industries, Inc.
                                    1270 Monmouth Cutoff
                                    Dallas, Oregon 97338
                                    Attention: Chief Financial Officer

               Mortgagee:           Heller Financial, Inc.
                                    Commercial Equipment Finance Division
                                    50 Beale Street, 16th Floor
                                    San Francisco, California  94105-1825
                                    Attention:  Region Credit Manager

or to such other address as may be filed in writing by Mortgagor or Mortgagee with Trustee.

               9.2 Waiver of Notice. The giving of notice may be waived in writing by the person or persons entitled to receive such notice, either before or after the time established for the giving of such notice.

          10. MODIFICATIONS. Upon written request of any party then liable for any sum secured hereby, Mortgagee reserves the right to extend the term, or otherwise modify the terms, hereof or of the Note as Mortgagee and such person may from time to time deem appropriate and any such change shall not operate to release, in any manner, the liability of the original Mortgagor or Mortgagor's successors in interest.

          11. SUCCESSORS AND ASSIGNS. All provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

          12. GOVERNING LAW; SEVERABILITY. This Mortgage shall be governed by the law of the State of Alabama. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, the conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision and to this end the provisions of this Mortgage and the Note are declared to be severable.

          13. MORTGAGOR'S RIGHT TO POSSESSION. Mortgagor may be and remain in possession of the Property for so long as it is not in default hereunder or under the terms of the Note and Mortgagor may, while it is entitled to possession of the Property, use the same.

          14. MAXIMUM INTEREST. No provision of this Mortgage or of the Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is herein or in the Note provided for, neither Mortgagor nor its successors or assigns shall be obligated to pay that portion of such interest which is in excess of the maximum permitted by law, and the right to demand the payment of any such excess shall be and is hereby waived and this Section 14 shall control any provision of this Mortgage or the Note which is inconsistent herewith.

          15. ATTORNEYS' FEES. In the event any action or proceeding is brought to enforce or interpret the provisions of this Mortgage, the prevailing party shall be entitled to recover, as a part of the prevailing party's costs, a reasonable attorneys' fee at trial, in bankruptcy proceedings and on appeal, the amount of which shall be fixed by the court and made a part of any judgment rendered.

          16. PREPAYMENT PROVISIONS. If at any time after default and acceleration of the indebtedness secured hereby there shall be a tender of payment of the amount necessary to satisfy such indebtedness by or on behalf of the Mortgagor, its successors or assigns, the same shall be deemed to be a voluntary prepayment such that the sum required to satisfy such indebtedness in full shall include, to the extent permitted by law, the additional payment required under the prepayment privilege as stated in the Note. Similarly, should the

Property at any time be destroyed or be the subject of any successful condemnation proceeding, the portion of any insurance proceeds or condemnation award, as the case may be, due the Mortgagee shall include the additional payment required under the prepayment privilege as stated in the Note.

          17. TIME OF ESSENCE. Time is of the essence under this Mortgage and in the performance of every term, covenant and obligation contained herein.

          18. WAIVER OF CERTAIN STATUTORY RIGHTS. Mortgagor shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "moratorium laws" now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws to the full extent that Mortgagor may do so under applicable law. Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien of this Mortgage and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety.

          19. MISCELLANEOUS.

               19.1 Whenever the context so requires the singular number includes the plural herein, and the impersonal includes the personal.

               19.2 The headings to the various sections have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Mortgage.

          DATED as of the day and year first above written.


          Mortgagor:                   PRAEGITZER INDUSTRIES, INC.

                                       By: MATTHEW BERGERON
                                           -------------------------------------
                                           Name:   Matthew Bergeron
                                           Title:  President



                            [Acknowledgment follows]

STATE OF OREGON              )
COUNTY OF MULTNOMAH          )

     I, the undersigned Notary Public in and for said County, in said State, hereby certify that Matthew Bergeron, whose name as President of Praegitzer Industries, Inc., an Oregon corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he(she), as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and official seal this 27th day of March, 1998.

                                       -----------------------------------------
                                       NOTARY PUBLIC
                                       My Commission Expires:___________________

                                                    [NOTARY SEAL]

                                    EXHIBIT A

                               Description of Land

                            [TO BE ADDED AT CLOSING]

                                    EXHIBIT B

                             Permitted Encumbrances

                            [TO BE ADDED AT CLOSING]

                                   SCHEDULE A